Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-              ) pertaining to the 2000 Stock Option and Incentive Plan of EXACT Sciences Corporation of our report dated March 31, 2009, with respect to the consolidated financial statements of EXACT Sciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 31, 2009